EXHIBIT 99.1

PRESS RELEASE 4-08

Little Squaw Terminates Livengood Bench Placer Agreement

Spokane WA – February 19, 2008 - Little Squaw Gold Mining Company (LITS:OTC.BB -- $0.76) (“Little Squaw” or “the Company”) reports that it has canceled an Exclusivity Agreement (“the Agreement”) pertaining to the potential purchase of the Livengood Bench placer gold deposit in Alaska (see the Company’s January 7, 2008 press release).

The Company recently completed a due diligence and commercial scoping study on the Livengood property. The Board of Directors concluded the property is not a suitable investment for Little Squaw.

Richard Walters, President of Little Squaw Gold Mining Company, is responsible for this news release. For additional information regarding Little Squaw Gold Mining, contact Susan Schenk, Manager of Investor Relations, by telephone at (509) 535-6156, or by e-mail at ir@littlesquawgold.com. Little Squaw maintains a comprehensive Web site at www.littlesquawgold.com.

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Little Squaw Gold Mining is engaged in the business of precious-metals discovery.  This endeavor carries certain risks that are commensurate with the potential rewards of such efforts.  These risks cannot be quantified and should not be taken lightly.  All statements made here regarding the firm’s investment potential should be considered “forward-looking statements” as defined by prevailing regulatory guidelines.  As forward-looking statements, these items represent the measured professional judgment of management.  They do not, however, represent guarantees, and unforeseen and/or unforeseeable future developments that may render them either incomplete or incorrect. Actual results, plans, programs, and financial performance may differ materially from express or implied forward-looking statements.